Exhibit 10.6

FIRST AMENDMENT DATED FEBRUARY 1, 2001 TO BASE GAS
PURCHASE AGREEMENT DATED MARCH 31, 1999 BETWEEN
NORTHEAST OHIO GAS MARKETING, INC., AND ATLAS
ENERGY GROUP, INC., ATLAS RESOURCES, INC., AND
RESOURCE ENERGY, INC.